SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                      _________________________________

                                  FORM 8-K

                               Current Report
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): July 20, 2004


                     ADVANCED BATTERY TECHNOLOGIES, INC.
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            (Exact name of Registrant as Specified in its Charter)


        Delaware                 0-13337                  22-2497491
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  (State of Incorporation)   (Commission File         (IRS Employer
                              Number)                  Identification No.)


              100 Wall Street, 15th Floor, New York, NY 10005
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                  (Address of principal executive offices)

                          (212) 232-0120 ext. 221
                       -----------------------------
                       Registrant's Telephone Number




Item 8:   Change in Fiscal Year

     On July 20, 2004 the Registrant's Board of Directors approved a change in the Registrant's fiscal year. The new fiscal year will end on December 31.

     Recently the Registrant was party to a share exchange with the shareholders of Cashtech Investment Limited. Because the Registrant issued shares equal to 91% of its outstanding capital stock in connection with the share exchange, Cashtech Investment Limited is now considered the reporting entity for accounting purposes. For that reason, the Registrant has changed its fiscal year to conform with the fiscal year of Cashtech Investment Limited.

     The Registrant will not file a report for a transition period as a result of the change in the Registrant's fiscal year, since there has been no change in the periods of the Registrant's financial statements.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                ADVANCED BATTERY TECHNOLOGIES, INC.


Dated: July 20, 2004            By: /s/John Leo
                                   ------------------------
                                   John Leo
                                   Chief Financial Officer